UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2018 (May 29, 2018)
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 — Regulation FD Disclosure
EZCORP, Inc. owns 156,552,484 ordinary shares of our strategic affiliate, Cash Converters International Limited (“Cash Converters”), representing 31.75% of the total outstanding ordinary shares. Cash Converters is headquartered in Perth, Western Australia, and is a leading operator and franchisor in retail, second hand goods and personal financial services markets within Australia and internationally. Cash Converters has a network through corporate and licensing arrangements of over 700 stores in 18 countries. The range of services offered by Cash Converters stores varies, with pawn loans available in selected markets, as well as a personal finance business that operates in various forms in the micro-lending category around the world. The ordinary shares in Cash Converters are traded on the Australian Stock Exchange under the symbol “CCV.”
On May 30, 2018, Cash Converters launched an entitlement offer to raise AUD$39.5 million (the “Entitlement Offer). The Entitlement Offer provides eligible shareholders of Cash Converters with the opportunity to acquire new ordinary shares at an issue price of AUD$0.32 per share on the basis of one new share for every four existing shares. The offer price represents a discount of 12.8% to the 5-day volume weighted average price of the Cash Converters shares (AUD$0.367) and a 12.3% discount to the last closing sales price of the Cash Converters shares prior to announcement of the Entitlement Offer (AUD$0.365).
Immediately prior to the launch of the Entitlement Offer, we entered into a Commitment and Shortfall Underwriting Agreement with Cash Converters, pursuant to which we committed to acquire our full pro rata entitlement of 39,138,120 shares for AUD$12.5 million (USD$9.5 million). In addition, we agreed to acquire up to an additional 18,493,108 shares for AUD$5.9 million (USD$4.5 million) from the shares, if any, that are not taken up by eligible shareholders (the “Additional Shares”). Consequently, upon completion of the Entitlement Offer, our percentage ownership of Cash Converters will range between the existing 31.75% (if no Additional Shares are available) to a maximum of 34.75% (if the full number of Additional Shares are available).
Cash Converters will use the net proceeds from the Entitlement Offer to reduce outstanding indebtedness and provide additional capital to pursue growth opportunities while maintaining sufficient working capital.
The Entitlement Offer is scheduled to close on June 18, 2018, with a settlement date of June 26, 2018.
Note — USD$ amounts stated above are estimates based on the current exchange rate. Actual amounts will depend on the AUD$ to USD$ exchange rate at the completion of the Entitlement Offer.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	May 31, 2018	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary